SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 28, 2006
Ford Credit Floorplan Master Owner Trust A
(Issuer of the notes)
Ford Motor Credit Company
(Exact name of Sponsor as specified in its charter)

Ford Credit Floorplan Corporation	Ford Credit Floorplan LLC

(Exact names of registrants as specified in their respective charters)

Delaware	Delaware

(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

333-132560	38-2973806	333-132560-01	38-3372243

(Commission File Number)	(I.R.S. Employer Identification No.)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ford Credit Floorplan Corporation		Ford Credit Floorplan LLC
c/o Ford Credit SPE Management Office		c/o Ford Credit SPE Management Office
c/o Ford Motor Company		c/o Ford Motor Company
World Headquarters — Suite 322-E1		World Headquarters — Suite 322-E1
One America Road		One America Road
Dearborn, Michigan	48126	Dearborn, Michigan	48126

(Address of Principal Executive Offices)	(Zip Code)	(Address of Principal Executive Offices)	(Zip Code)

(313) 594-3495		(313) 594-3495

(Registrant’s telephone number including area code)		(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     The Registrants, each as a Depositor, have caused Ford Credit Floorplan Master Owner Trust A (the “Issuing Entity”), to issue $1,416,200,000 Series 2006-3 Floating Rate Asset Backed Notes, Class A and $83,800,000 Series 2006-3 Floating Rate Asset Backed Notes, Class B (collectively, the “Notes”) on June 28, 2006. The Notes are registered under the Registration Statement filed by the Registrants with the Securities and Exchange Commission under the file numbers 333-132560 and 333-132560-01.
     This Current Report on Form 8-K is being filed in connection with the issuance of the Notes to satisfy an undertaking to file unqualified legality and tax opinions at the time of each takedown from the Registration Statement. Copies of the legality and tax opinions delivered by Dewey Ballantine LLP, counsel to the Registrants, in connection with the issuance of the Notes are attached hereto as Exhibits 5.1 and 8.1, respectively.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:
          5.1 Opinion of Dewey Ballantine LLP with respect to legality.
          8.1 Opinion of Dewey Ballantine LLP with respect to federal income tax matters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants have duly caused this Report to be signed on their respective behalfs by the undersigned hereunto duly authorized.

FORD CREDIT FLOORPLAN CORPORATION

By:	/s/ Joseph P. Topolski

Name: Title:	Joseph P. Topolski Assistant Secretary

FORD CREDIT FLOORPLAN LLC

By:	/s/ Joseph P. Topolski

Name: Title:	Joseph P. Topolski Assistant Secretary
Dated: June 28, 2006

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Dewey Ballantine LLP with respect to legality. Filed with this Report.

8.1	Opinion of Dewey Ballantine LLP with respect to federal income tax matters. Filed with this Report.

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